SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 9, 2006

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5
Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As Motive, Inc. (the “Company”) has previously disclosed, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is conducting a review of (i) the Company’s revenue recognition practices related to certain reseller transactions and (ii) whether the Company recognized in the proper periods revenue associated with certain license and services arrangements. As a result of the ongoing review, on February 9, 2006, the Audit Committee and management of the Company reached the following conclusions:

1.	The financial statements previously issued by the Company for (i) the three-month and six-month periods ended June 30, 2004, (ii) the three-month and nine-month periods ended September 30, 2004, and (iii) the year ended December 31, 2004 should no longer be relied upon;

2.	Adjustments in addition to those previously disclosed will be necessary to the financial statements previously issued by the Company for (i) the three-month period ended March 31, 2005, and (ii) the three-month and six-month periods ended June 30, 2005; and

3.	The financial information previously furnished for the three-month and nine-month periods ended September 30, 2005 should no longer be relied upon.

These conclusions were based on the determination that the Company’s revenue recognition policies and the revenue recognition requirements of generally accepted accounting principles had not been properly applied to certain of the transactions and arrangements under review.

Thus far, the Audit Committee’s review has only resulted in anticipated changes to the timing of revenue recognized by the Company with respect to those reseller transactions and other license and services arrangements that have been the subject of the review. Therefore, revised results for the above-described periods are anticipated to be positively affected in some periods, and negatively affected in other periods. The revised results for these periods are not anticipated to have any effect on the Company’s reported cash and other liquid asset positions. However, the Audit Committee’s review is ongoing, and the results of the review being disclosed in this Current Report are only preliminary. It is possible that the review may identify additional or different issues that could further impact the Company’s previously issued financial statements, and that such additional or different issues and their impact on such financial statements could be material.

The Company intends to file amendments to its Quarterly and Annual Reports on Form 10-Q and Form 10-K for the appropriate periods, as well as its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as soon as reasonably possible.

Standards of the Public Company Accounting Oversight Board require that a restatement of financial statements be regarded as a significant deficiency in internal control over financial reporting, and a strong indicator of a material weakness. As a result of the Audit Committee’s review, it is likely that the Annual Report on Form 10-K that the Company will file with the Securities and Exchange Commission with respect to its fiscal year ended December 31, 2005 will include a description of a material weakness in internal control over financial reporting with respect to the Company’s revenue recognition practices. It is also likely that this material weakness will result in an adverse opinion by the Company’s independent registered public accounting firm, Ernst & Young LLP, on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee and Company management have discussed the foregoing matters with the Company’s independent registered public accounting firm, Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2006

MOTIVE, INC.

By:	/s/ April Downing
April Downing
Principal Accounting Officer, Acting Chief Financial Officer and Vice President – Finance and Investor Relations